EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41658) of Activeworlds.Corp. of our report dated April 3, 2003, except for Note 11 as to which the date is April 11, 2003, relating to the consolidated financial statements as of December 31, 2002 and for the two years then ended, which appear in this Form 10-KSB.

/s/ Pannell Kerr Forster, P.C.

PANNELL KERR FORSTER, P.C.
Boston, Massachusetts
April 14, 2003